Jody M. Walker
                                7841 South Garfield Way
                                 Littleton, Colorado 80122
                                 Telephone (303) 850-7637
                                 Facsimile (303) 220-9902

November 5, 2000

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:
Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN
THE REGISTRATION STATEMENT ON FORM SB-2 OF INSTANTRX.com, INC.

I am securities counsel for the above mentioned company and I have prepared the registration statement on Form SB-2. I consent to the inclusion and reference to my name in the Registration Statement on Form SB-2 and any amendments for InstantRx.com, Inc.

It is my opinion that the securities of InstantRx.com, Inc. and those which are registered with the Securities and Exchange Commission pursuant to Form SB-2 Registration Statement of InstantRx.com, Inc. have been legally issued and will be, when sold, legally issued, fully paid and non-assessable.


                                                Yours very truly,



                                                /s/   Jody M. Walker
                                               ---------------------
                                                      Jody M. Walker